SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2002

                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

        0-8419                                          94-1517641
      (Commission File No.)            (I.R.S. Employer Identification No.)

                          2305 CAMINO RAMON, SUITE 200
                            SAN RAMON, CA 94583-1369
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (925) 355-2000


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ITEM  5.  OTHER  EVENTS.

     On April 30, 2002, the registrant, SBE, Inc. (the "Company"), completed a private placement ("Private Placement") of 555,556 shares of its common stock plus a warrant to purchase 111,111 shares of common stock of the Company ("Investor Warrant") at $1.80 per unit, resulting in gross cash proceeds to the Company of approximately $1,000,000. The Investor Warrant has a term of three years and is exercisable at $2.00 per share. The equity investment was made by Stonestreet L.P., of Ontario, Canada, pursuant to a Subscription Agreement attached hereto as Exhibit 4.1.

     In connection with Private Placement, the Company retained the services of Vintage Partners LLC, of New York, New York, and paid to Vintage Partners a finder's fee of $60,000 and a warrant to purchase 11,429 shares of common stock of the Company ("Finder Warrant"). The Finder Warrant has a three-year term and is exercisable at $3.50 per share.

     A copy of the Investor Warrant is attached as Exhibit 4.2 and a copy of the Finder Warrant is attached as Exhibit 4.3. The Company has agreed to register for resale on Form S-3 under the Securities Act of 1933 the shares sold in the Private Placement and the shares of common stock issuable upon exercise of the Investor Warrant and the Finder Warrant.

     A copy of the Company's press release announcing the Private Placement is attached as Exhibit 99.1.

ITEM  7.  Financial  Statements  and  Exhibits

     (c)     The  following  exhibits  are  filed  as  part of this report:

EXHIBIT  NUMBER               EXHIBIT

4.1 Subscription Agreement dated April 30, 2002, between Stonestreet L.P. and the Company

4.2 Warrant dated April 30, 2002, to purchase 111,111 shares of common stock of the Company in favor of Stonestreet L.P.

4.3 Warrant dated April 30, 2002, to purchase 11,429 shares of common stock of the Company in favor of Vintage Partners L.L.C.

99.1 SBE Press Release dated May 1, 2002 announcing the investment by Stonestreet L.P.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    SBE,  INC.


Dated:  May  2,  2002               By:  /s/  David  W.  Brunton
                                    -------------------------------
                                    David  W.  Brunton
                                    Chief  Financial  Officer  and
                                    Vice  President,  Finance




















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Exhibit 4.1   Subscription  Agreement  dated April 30, 2002, between Stonestreet
              L.P.  and  the  Company

Exhibit 4.2 Warrant dated April 30, 2002, to purchase 111,111 shares of common stock of the Company in favor of Stonestreet L.P.

Exhibit 4.3 Warrant dated April 30, 2002, to purchase 11,429 shares of common stock of the Company in favor of Vintage Partners L.L.C.

Exhibit 99.1 SBE Press Release dated May 1, 2002 announcing the investment by Stonestreet L.P.




















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